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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference of our report dated May 10, 1996, with respect to the financial statements of WizardWorks Group, Inc. included in the final prospectus dated December 10, 1996 relating to the Registration Statement on Form S-1 (Registration No. 333-14441) of GT Interactive Software Corp., and to the reference to our firm under the caption "Experts," in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of GT Interactive Software Corp. for the registration of 3,458,375 shares of its Common Stock.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
December 19, 1996